Exhibit 10.5

ADVISORY BOARD AGREEMENT

THIS ADVISORY BOARD AGREEMENT (the “Agreement”) is effective as of June 6, 2025 (the “Effective Date”) by and between Netcapital Inc., a Utah corporation (the “Company”), and ____________________ (the “Advisor”).

RECITALS

A. Company desires to obtain the services of Advisor (the “Services”) to serve on the Company’s Board of Crypto Advisors (the “AB”), and the Advisor desires to serve on the AB, upon the following terms and conditions.

B. The Company will pay for the Services by issuing stock options (the “Securities”) to the Advisor, as described in Exhibit A

C. Company has spent significant time, effort, and money to develop certain Proprietary Information (as defined below), which Company considers vital to its business and goodwill.

D. The Proprietary Information may necessarily be communicated to or received by Advisor in the course of serving on the AB for the Company, and Company desires to obtain the services of Advisor, only if, in doing so, it can protect its Proprietary Information and goodwill.

AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Advisory Board Member. Company hereby retains Advisor to serve on its Crypto Advisory Board. The term of this Agreement (the “Term”) shall be the period commencing on the Effective Date and terminating in eighteen (18) months, unless earlier terminated as provided herein.

The Company may suspend the Advisor’s Services or terminate this Agreement immediately upon written notice if the Advisor materially breaches any provision of this Agreement, including but not limited to the confidentiality, non-disparagement, or conflict of interest provisions. In the event of any such suspension or termination, the Advisor shall cease performing Services as of the date of notice, and any unexercised Securities issued to the Advisor shall expire.

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Upon expiration or earlier termination of this Agreement, all rights and obligations of the parties shall cease, except that the provisions of Sections 4 and 7 shall survive such termination, together with any other provisions that by their nature are intended to survive.

The Company does not want the Advisor to provide, use, or encourage the use of any information that is confidential to a third party or owned by someone else, whether the Advisor obtained that information before or during their work under this Agreement.

2. Position, Duties, Responsibilities.

a. Duties. Advisor shall perform those Services as reasonably requested by the Company from time to time, including but not limited to the Services described on Exhibit A attached hereto. Advisor shall devote Advisor’s commercially reasonable efforts and attention to the performance of the Services for the Company on a timely basis. Advisor shall also make himself available to answer questions, provide advice and provide Services to the Company upon reasonable request and notice from the Company.

b. Independent Contractor; No Conflict. It is understood and agreed, and it is the intention of the parties hereto, that Advisor is an independent contractor, and not the employee, agent, joint venturer, or partner of Company for any purposes whatsoever. Advisor is skilled in providing the Services to the extent necessary, Advisor shall be solely responsible for any and all taxes related to the receipt of any compensation under this Agreement. Advisor hereby represents, warrants, and covenants that Advisor has the right, power and authority to enter into this Agreement and that neither the execution nor delivery of this Agreement, nor the performance of the Services by Advisor will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which Advisor is now or hereinafter becomes obligated.

3. Compensation, Benefits, Expenses.

a. Compensation. As full and complete consideration of the Services to be rendered hereunder, the Company shall pay Advisor the Compensation described on Exhibit A attached hereto.

b. Reimbursement of Expenses. Company shall promptly reimburse Advisor for any reasonable costs and expenses incurred by Advisor in connection with any Services specifically requested by Company and actually performed by Advisor pursuant to the terms of this Agreement. Each such expenditure or cost shall be reimbursed only if: (i) with respect to costs in excess of $100, Advisor receives prior written approval from the Company’s CEO or CFO for such expenditure or cost, and (ii) with respect to costs in less than $100, individually, provided Advisor furnishes to Company adequate records and other documents reasonably acceptable to Company evidencing such expenditure or cost.

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4. Proprietary Information; Work Product; Non-Disclosure.

a. Defined. Company has conceived, developed and owns, and continues to conceive and develop, certain property rights and information, including but not limited to its business plans and objectives, client and customer information, financial projections, marketing plans, marketing materials, logos, and designs, and technical data, inventions, processes, know-how, algorithms, formulae, franchises, databases, computer programs, computer software, user interfaces, source codes, object codes, architectures and structures, display screens, layouts, development tools and instructions, templates, and other trade secrets, intangible assets and industrial or proprietary property rights which may or may not be related directly or indirectly to Company’s software business and all documentation, media or other tangible embodiment of or relating to any of the foregoing and all proprietary rights therein of Company (all of which are hereinafter referred to as the “Proprietary Information”). Although certain information may be generally known in the relevant industry, the fact that Company uses it may not be so known. In such instance, the knowledge that Company uses the information would comprise Proprietary Information. Furthermore, the fact that various fragments of information or data may be generally known in the relevant industry does not mean that the manner in which Company combines them, and the results obtained thereby, are known. In such instance, that would also comprise Proprietary Information.

b. General Restrictions on Use. Advisor agrees to hold all Proprietary Information in confidence and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from Company’s premises any Proprietary Information (or remove from the premises any other property of Company), except (i) during the advisory relationship to the extent authorized and necessary to carry out Advisor’s responsibilities under this Agreement, and (ii) after termination of the consulting relationship, only as specifically authorized in writing by Company. Notwithstanding the foregoing, such restrictions shall not apply to: (x) information which Advisor can show was rightfully in Advisor’s possession at the time of disclosure by Company; (y) information which Advisor can show was received from a third party who lawfully developed the information independently of Company or obtained such information from Company under conditions which did not require that it be held in confidence; or (z) information which, at the time of disclosure, is generally available to the public.

c. Ownership of Work Product. All Work Product shall be considered work(s) made by Advisor for hire for Company and shall belong exclusively to Company and its designees. If by operation of law, any of the Work Product, including all related intellectual property rights, is not owned in its entirety by Company automatically upon creation thereof, then Advisor agrees to assign, and hereby assigns, to Company and its designees the ownership of such Work Product, including all related intellectual property rights. “Work Product” shall mean any writings (including excel, power point, emails, etc.), programming, documentation, data compilations, reports, and any other media, materials, or other objects produced as a result of Advisor’s work or delivered by Advisor in the course of performing that work.

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d. Incidents and Further Assurances. Company may obtain and hold in its own name copyrights, registrations, and other protection that may be available to the Advisor. Advisor agrees to provide any assistance required to perfect such protection. Advisor agrees to take sure further actions and execute and deliver such further agreements and other instruments as Company may reasonably request to give effect to this Section 5.

e. Return of Proprietary Information. Upon termination of this Agreement, Advisor shall upon request by the Company promptly deliver to Company at Company’s sole cost and expense, all drawings, blueprints, manuals, specification documents, documentation, source or object codes, tape discs and any other storage media, letters, notes, notebooks, reports, flowcharts, and all other materials in its possession or under its control relating to the Proprietary Information and/or Services, as well as all other property belonging to Company which is then in Advisor’s possession or under its control. Notwithstanding the foregoing, Advisor shall retain ownership of all works owned by Advisor prior to commencing work for Company hereunder, subject to Company’s nonexclusive, perpetual, paid up right and license to use such works in connection with its use of the Services and any Work Product.

f. Remedies/Additional Confidentiality Agreements. Nothing in this Section 5 is intended to limit any remedy of Company under applicable state or federal law. At the request of Company, Advisor shall also execute Company’s standard “Confidentiality Agreement” or similarly named agreement as such agreement is currently applied to and entered into by Company’s most recent employees.

g. Trade Secret Protection. In the event that the Company decides not to pursue patent, copyright or trademark protection for any discovery or creation made, and instead decides to protect the discovery or creation pursuant to the trade secret laws of any jurisdiction, such decision shall not be construed as a waiver of the Company’s rights pursuant to this Agreement. Advisor shall also take whatever steps are necessary to sustain the Company’s claim to such trade secrets, including but not limited to: (i) maintaining the confidential nature of any such discoveries or creations; and (ii) testifying and providing other support and substantiation for the Company’s claims with regard to the discovery or creation.

5. Non-Compete. During the Term, the Advisor shall provide the Company with prior written notice if Advisor intends to provide any services, as an employee, consultant or otherwise, to any person, company or entity that competes directly with the Company, which written notice shall include the name of the competitor. During the period that is two (2) years after the termination of this Agreement, the Advisor shall provide the Company with written notice any time that Advisor provides any services, as an employee, consultant or otherwise, to any person, company or entity that competes directly with the Company. Notwithstanding anything to the contrary contained herein, the Company hereby consents to consultant providing services, as an employee, consultant or otherwise, to the companies that have currently engaged the Advisor.

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6. Investment Representations by Advisor

The Advisor acknowledges and agrees that the Securities issued to the Advisor as compensation under this Agreement are being offered and sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering. In connection with such issuance, the Advisor represents and warrants to the Company that:

1. Accredited Investor: The Advisor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

2. Investment Intent: The Advisor is acquiring such Securities solely for investment for the Advisor’s own account and not with a view to, or for resale in connection with, the distribution thereof.

3. Risk Acknowledgment: The Advisor understands that the Securities issued are “restricted securities” under the Securities Act, have not been registered under the Securities Act, and cannot be sold or otherwise transferred without registration or an exemption therefrom. The Advisor is capable of evaluating the merits and risks of this investment and can bear the economic risk of a complete loss.

4. No General Solicitation: The Advisor was not solicited by any form of general solicitation or general advertising in connection with this Agreement or the issuance of the Securities.

a. Understandings or Arrangements. The Advisor is acquiring the Securities as a principal for his own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities or otherwise in compliance with applicable federal and state securities laws). The Advisor is acquiring the Securities hereunder in the ordinary course of his business. The Advisor understands that the securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Advisor’s right to sell such Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

b. Advisor Status. At the time such Advisor was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any stock options, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

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c. Experience of Such Advisor. Such Advisor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Advisor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

d. Access to Information. Such Advisor acknowledges that it has had the opportunity to review the reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

e. Removal of Legends.

(i) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of an Advisor or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

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(ii) The Advisors agree to the imprinting, so long as is required by this Section 6.e, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Advisor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Advisor may transfer pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Advisor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Securities may reasonably request in connection with a pledge or transfer of the Securities.

(iii) Certificates evidencing the Securities, if any, shall not contain any legend (including the legend set forth in Section 6.e (ii) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such shares or option shares pursuant to Rule 144 (assuming cashless exercise of the options), or (iii) if such shares or option shares are eligible for sale under Rule 144 (assuming cashless exercise of the options), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

(iv) The Advisor, severally and not jointly with the other advisors, agrees with the Company that such Advisor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6.e is predicated upon the Company’s reliance upon this understanding.

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7. Miscellaneous.

a. Notices. All notices required under this Agreement shall be deemed to have been given or made for all purposes upon receipt of such written notice or communication. Notices to each party shall be sent to the address set forth below the party’s signature on the signature page of this Agreement. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner provided above.

b. Entire Agreement. This Agreement and any documents attached hereto as Exhibits constitute the entire agreement and understanding between the parties with respect to the subject matter herein and therein and supersede and replace any and all prior agreements and understandings, whether oral or written with respect to such matters. The provisions of this Agreement may be waived, altered, amended, or replaced in whole or in part only upon the written consent of both parties to this Agreement.

c. Severability, Enforcement. If, for any reason, any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions herein shall not be affected thereby, provided that no such severability shall be effective if it causes a material detriment to any party.

d. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of law principles. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved exclusively in the state or federal courts located in Suffolk County, Massachusetts, and each party hereby consents to the personal jurisdiction of such courts.

e. Injunctive Relief. The parties agree that in the event of any breach or threatened breach of any of the covenants in Section 5, the damage or imminent damage to the value and the goodwill of Company’s business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that Company shall be entitled to injunctive relief against Advisor in the event of any breach or threatened breach of any such provisions by Advisor, in addition to any other relief (including damages) available to Company under this Agreement or under applicable state or federal law.

f. Publicity. The Company shall, with prior written approval by Advisor, have the right to use the name, biography and picture of Advisor on the Company’s website, marketing, and advertising materials.

g. Communications (Non-Disparagement). The Advisor agrees that, for a period of five (5) years following the Effective Date of this Agreement, the Advisor shall not make, publish, or transmit, orally or in writing, any statement, remark, or communication (including but not limited to emails, text messages, social media posts, website or chatroom comments, or other electronic communications) that could reasonably be construed to be disparaging, derogatory, defamatory, or otherwise harmful to the reputation, business, or operations of the Company or its officers, directors, employees, agents, or affiliates.

This provision shall not preclude the Advisor from providing truthful testimony or statements as required by law or regulation.

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IN WITNESS WHEREOF, each party hereto has duly executed this Agreement as of the Effective Date.

NETCAPITAL INC.		CRYPTO ADVISORY BOARD MEMBER

Signature:		Signature:
Name:	Martin Kay, CEO	Name:
Address for notices: martin@netcapital.com		Address for notices:

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Exhibit A to Advisory Board Agreement

Services.

As a member of the Crypto Advisory Board, you shall:

☐ Participate in Advisory Board meetings or calls, not to exceed two (2) hours in duration per session, unless mutually agreed otherwise.

☐ Use commercially reasonable efforts to introduce the Company to potential customers and partners.

☐ Provide strategic guidance to the Company, on an as-needed basis, regarding business development, product direction, and technology initiatives.

☐ Be reasonably available to respond to inquiries and requests from Company management regarding matters within the Advisor’s expertise.

☐ Support the Company in enhancing its industry presence, credibility, and thought leadership, including participation in public relations activities if mutually agreed upon.

Compensation.

A. The Advisor shall receive _____________ stock options to purchase common stock of the Company (Nasdaq:NCPL) at a per share exercise price that is equal to the closing price of NCPL on the Effective Date. The issuance of these options is subject to shareholder approval of the equity compensation plan under which they are granted. Following such approval, the Company intends to register the options and the shares issuable upon exercise thereof on a Form S-8 registration statement filed with the Securities and Exchange Commission.

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